                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                         GENERAL BINDING CORPORATION
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           (Name of Registrant as Specified in Its Charter)


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                  (Name of Person(s) Filing Proxy Statement


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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    (4) Proposed maximum aggregate value of transaction:

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[GENERAL BINDING CORPORATION LOGO]
WILLIAM N. LANE, III
Chairman

                                                                  March 31, 1999

To GBC stockholders:

     You are cordially invited to attend the GBC annual meeting of stockholders, which will be held on Tuesday, May 4, 1999 at 3:30 p.m. at the Holiday Inn North Shore, 5300 W. Touhy Av., Skokie, Illinois.

     At the meeting we shall report to you on the current business and developments at GBC. The Board of Directors and many of our executives will also be present to discuss the affairs of the Company with you. After the meeting, Company products will be demonstrated and refreshments will be served.

     Please sign and return the enclosed proxy card to assure that your shares will be represented. If you plan to attend the meeting, please so indicate in the appropriate space provided on the card. The proxy will not be used if you do attend and wish to vote in person.

                                           Sincerely yours,
                                           /s/ William N. Lane, III

                                           WILLIAM N. LANE, III
                                           Chairman

                          GENERAL BINDING CORPORATION

                                   NOTICE OF

                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 4, 1999

                                                            Northbrook, Illinois
                                                                  March 31, 1999

     The annual meeting of the stockholders of General Binding Corporation (the "Company") will be held on Tuesday, the 4th day of May, 1999 at 3:30 p.m. local time, at the Holiday Inn North Shore, 5300 W. Touhy Avenue, Skokie, Illinois for the following purposes:

     1. To elect a board of eleven directors for the ensuing year.

     2. To act upon a proposal to ratify the selection of Arthur Andersen & Co. as independent public accountants for the fiscal year 1999.

     3. To transact such other business as may properly come before the meeting.

     The transfer books will not be closed. Only stockholders of record, at the close of business on March 17, 1999, are entitled to notice of and to vote at this meeting or any adjournment thereof.

     In order that your shares may be represented at the meeting, in the event you are not personally present, please sign the proxy and return it in the enclosed envelope.

                                           By order of the Board of Directors
                                           /s/ Steven Rubin

                                             STEVEN RUBIN

                                             Vice President, Secretary &
                                             General Counsel

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN ORDER THAT YOUR SHARES WILL BE VOTED. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU ATTEND THE MEETING YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED.

                          GENERAL BINDING CORPORATION
                                 ONE GBC PLAZA
                           NORTHBROOK, ILLINOIS 60062

                               ------------------

                                PROXY STATEMENT

           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 4, 1999

                               ------------------

     The enclosed proxy is solicited by the Board of Directors of the Company. It may be revoked at any time before it is exercised, but if not revoked, the shares represented by the proxy will be voted. If the proxy card is marked to indicate a choice, the shares will be voted as directed. If no indication is made, the proxy will be voted FOR the election of directors and FOR the ratification of the selection of Arthur Andersen & Co. as independent auditors. You may revoke your proxy by giving written notice of revocation to the Secretary of the Company at any time before it is voted or by attending the meeting and voting your shares in person. The expense incurred in the solicitation of the proxies will be borne by the Company. In addition to this solicitation by mail, proxies may be solicited by officers, directors, and regular employees of the Company, without extra compensation, personally and by mail, telephone or telegraph. Brokers, nominees, fiduciaries and other custodians will be required to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. This Proxy Statement and the enclosed Proxy are being sent to the stockholders of the Company on or about March 31, 1999.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

     The voting securities entitled to vote at the meeting are 13,334,825 shares of Common Stock entitled to one vote per share and 2,398,275 shares of Class B Common Stock entitled to fifteen votes per share. The record date for determination of stockholders entitled to vote at the meeting is March 17, 1999. By virtue of Lane Industries, Inc. direct ownership of the Common Stock and Class B Common Stock as described below, it controls 88% of the eligible votes at the meeting.

     Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. Broker non-votes will not be counted as shares present and entitled to vote nor as a vote cast on any matter presented at the meeting. Directors are elected by a plurality of the votes of the shares present and entitled to vote. Accordingly, abstentions and broker non-votes will not have any effect on the election of directors. Action on any other matter is approved by a majority vote of the shares present and entitled to vote at the meeting. Accordingly, abstentions will have the effect of a negative vote on such matters.

     Lane Industries, Inc. intends to vote its shares for the election as directors of the nominees named herein and to ratify the selection of independent public accountants.

     The following beneficial owners of the Company's equity securities are the only persons known to management of the Company who beneficially owned more than five per cent of any class of the Company's voting securities as of February 28, 1999:

                                                                         AMOUNT AND NATURE OF       PERCENT
     CLASS OF STOCK                    NAME AND ADDRESS                  BENEFICIAL OWNERSHIP       OF CLASS
     --------------                    ----------------                  --------------------       --------
Class B Common Stock.....    Lane Industries, Inc.                            2,398,275(1)(3)          100
                               One Lane Center
                               Northbrook, IL 60062
Common Stock.............    Lane Industries, Inc.                            9,801,959(2)(3)         62.3(4)
                               One Lane Center
                               Northbrook, IL 60062
Common Stock.............    Ariel Capital Management, Inc.                   2,018,931(5)            12.8(4)
                               307 N. Michigan Ave.
                               Chicago, IL 60601

---------------
(1) Class B Common Stock is convertible into Common Stock at the rate of one share of Common Stock for each Class B share upon presentation of a Class B share to the transfer agent.

(2) Includes the 2,398,275 Class B shares described in Note (1).

(3) Lane Industries, Inc. has the sole power to vote and to dispose of these shares. The voting stock of Lane Industries, Inc. is owned by various trusts under which certain members of the family of William N. Lane, deceased, are beneficiaries. William N. Lane, III, Chairman and a Director of the Company and other members of the Lane family are considered to have control of Lane Industries, Inc. by virtue of their control of the voting stock of Lane Industries, Inc. through a Voting Trust Agreement under which they act as Voting Trustees.

(4) As a percent of the outstanding shares after giving effect to the possible conversion of Class B Common Stock described in Note (1).

(5) As of December 31, 1998 based upon information provided in a Schedule 13-G filed with the Securities and Exchange Commission and dated January 8, 1999. Ariel Capital has sole dispositive and voting power over all of these shares.

                             ELECTION OF DIRECTORS

     It is intended that the proxy will be voted for the election of the eleven nominees for director named below except in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. All of the nominees are current directors and were elected by the stockholders except for Mr. Bayly, who was elected to the Board by the other directors on August 7, 1998 and Mrs. Harshfield who is being nominated for the first time. Mr. Rudolph Grua, a current director, is not standing for reelection. There are no family relationships among any of the nominees.

     No circumstances are now known which would render any nominee named herein unavailable. The nominees of Management for election to the Board of Directors, each to hold office until the next annual meeting, or until his successor is elected, are as follows:

                                                                                  COMMON STOCK
                                           FIRST YEAR                             BENEFICIALLY         PERCENT
                                            ELECTED       PRESENT POSITION            OWNED               OF
             NAME AND AGE                   DIRECTOR        WITH COMPANY        FEBRUARY 28, 1999      CLASS(A)
             ------------                  ----------     ----------------      -----------------      --------
George V. Bayly, 56....................       1998       Director(b)                        0               0
Richard U. De Schutter, 58.............       1997       Director(c)                    1,000               0
Theodore Dimitriou, 72.................       1991       Director(d)                    2,000               0
Elizabeth S. Harshfield, 45(e).........         --       --                                 0               0
Thomas V. Kalebic, 55..................       1977       Director(f)                   91,505(g)           .6
William N. Lane, III, 55...............       1977       Chairman and                 299,102(i)          1.9
                                                           Director(h)
James A. Miller, 56....................       1997       Director(j)                        0               0
Arthur C. Nielsen, Jr., 80.............       1966       Director(k)                   24,860              .2
Govi C. Reddy, 54......................       1994       President and Chief           66,455(m)           .4
                                                           Executive
                                                           Officer, and
                                                           Director(l)
Warren R. Rothwell, 82.................       1961       Director(n)                   21,213(o)           .1
Robert J. Stucker, 54..................       1987       Director(p)                    4,500               0
All Officers and Directors as a
  group................................                                             1,001,323(q)          6.4

---------------
(a) As a percent of outstanding shares after giving effect to the possible issuance of shares pursuant to the Company's stock option plans described below and the possible conversion of the Class B Common Stock (see note (1) to Voting Securities and Principal Stockholders). Percentages less than .1% are shown as 0%.

(b) Mr. Bayly is Chairman, President and CEO of Ivex Packaging Corporation, a specialty packaging company engaged in the manufacturing and marketing of a broad range of plastic and paper packaging products. He has held this position for more than the past five years.

(c) Mr. De Schutter is currently the Chairman of the Board and Chief Executive Officer of G.D. Searle & Co., a specialty pharmaceutical and foods company, and has been in that position since April, 1995. Prior to assuming those responsibilities he had been President of Searle since December, 1991.

(d) Mr. Dimitriou is currently a private investor. Prior to his retirement in 1998, he had been for more than the past five years, the Chairman and a director of Wallace Computer Services, Inc., a business forms and computer service and supply company.

(e) Mrs. Harshfield is the Senior Vice President in charge of the Midwestern Region for Fannie Mae, the nation's largest source of funds for home mortgages. Prior to assuming this position in 1999 she held the same position in Fannie Mae's Western Region since 1996. For two years prior to that assignment she had been the Senior Vice President in charge of Investor Relations for Fannie Mae.

(f) Mr. Kalebic is currently Executive Vice President, Chief Operating Officer and a Director of Lane Industries, Inc., a company with hotel, home security, farming and ranching operations in addition to other investments. He has been an officer of Lane Industries, Inc. since 1975 (see (i) below).

     Mr. Kalebic is also a Voting Trustee under the Agreement referenced in note
     (3) to Voting Securities and Principal Stockholders.

(g) At March 1, 1999 Mr. Kalebic had outstanding options to acquire from Lane Industries, Inc. up to 166,000 shares of the Company's Common Stock at prices ranging from $14.50 to $30.00 each. Of those outstanding options 48,000 were exercisable prior to May 1, 1999 but are not included in the figure included in the table.

(h) Mr. Lane is the Chairman, President and a Director of Lane Industries, Inc., and has served in such capacity since September, 1978. He was elected Chairman of General Binding Corporation in May, 1983. He also currently serves as a director of Wallace Computer Services, Inc.

(i) Does not include 9,801,959 shares owned by Lane Industries, Inc., an associate of Mr. Lane, III (see notes (2) and (3) to Voting Securities and Principal Stockholders). Also includes 43,500 shares exercisable under stock options by May 1, 1999.

(j) Mr. Miller is currently a private investor. Until 1998 he had been the President, CEO and a director of Alliant FoodService, Inc. a broadline food-service distributor. Prior to his appointment to that position in 1995, he had been serving, since 1991, as President of Kraft Food Service, the predecessor to Alliant.

(k) Mr. Nielsen is Chairman Emeritus of the A. C. Nielsen Co. and now acts as a consultant to that Company.

(l) Mr. Reddy became a director in June, 1994 and was named the Company's President and Chief Executive Officer effective January 1, 1995. He has been employed by the Company since July, 1978 in various management positions, the most recent of which was Senior Vice-President of Subsidiary Operations and President of the Company's laminating film division.

(m) Includes 29,600 shares exercisable under stock options by May 1, 1999.

(n) Mr. Rothwell is a private investor. He was the Company's President on an interim basis from November, 1983 to May, 1984. He had previously been the Company's Chairman since November, 1978 until his retirement from that position in May, 1983.

(o) 1,213 of these shares are owned by Mr. Rothwell's wife. Mr. Rothwell disclaims beneficial ownership over these shares.

(p) Mr. Stucker is a partner with the law firm of Vedder, Price, Kaufman & Kammholz. He is also a director of Lane Industries, Inc. (see (i) above). Vedder, Price, Kaufman & Kammholz has performed legal services for the Company and Lane Industries, Inc. for many years and it is anticipated that they will continue to do so in the future.

(q) Includes 352,983 shares owned by the Company's Employee's 401-K Savings and Retirement Plan. Messrs. Kalebic, Lane and Reddy share the power to direct the disposition of these shares as members of the Company's Executive Committee of the Board. The members of the Executive Committee disclaim beneficial ownership of these shares. Also includes 115,412 shares exercisable under stock options or exercisable by May 1, 1999 under the Company's stock option plans.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of Common Stock are traded. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon the Company's review of such forms and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for the 1998 fiscal year, the Company is not aware that any of its directors and executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1998 through December 31, 1998, except that Mr. Warren R. Rothwell, a Director, reported a December, 1998 sale of 500 shares of common stock in March, 1999. The transaction set forth in this one late report did not result in any short-swing profits (under Section 16(b) of the Exchange Act) for Mr. Rothwell.

                         STOCK OWNERSHIP OF MANAGEMENT

     Following is information with respect to the ownership of the Company's Common Stock by those non-director executive officers named in the Senior Executive Compensation Table found on page 11 hereinafter.

                                                                      COMMON STOCK
                                                                      BENEFICIALLY
                                          PRESENT POSITION                OWNED
               NAME                         WITH COMPANY            FEBRUARY 28, 1999
               ----                       ----------------          -----------------
Richard R. Gilbert.................  Group President, Office              2,800(a)
                                     Products
Elliott L. Smith...................  Group President,                    28,791(a)
                                     Document Finishing
Robert O'Connor....................  Group President,                    10,263(a)
                                     Films

---------------
(a) Includes the following number of shares that could be obtained by exercising options under the Company's stock option plans by May 1, 1999 -- 1,500 for Mr. Gilbert, 12,150 for Mr. Smith and 4,700 for Mr. O'Connor.

                     BOARD OF DIRECTORS AND COMMITTEE DATA

     The Board of Directors has appointed a standing Audit Committee. No nominating committee has been appointed.

     The current members of the Audit Committee are Messrs. Nielsen (Chairman), DeSchutter, Dimitriou, Kalebic and Lane, III. The Committee (a) recommends to the entire Board the firm to be retained each year as independent public accountants, (b) reviews the scope of the audit to be performed by the public accountants, (c) reviews the reports of the public accountants and (d) periodically meets with the Company's internal auditors and financial management to review the internal audit and control methods and procedures of the Company, reporting thereon to the entire Board. The Audit Committee met four times in 1998.

     The Board has also appointed a standing Executive Committee, which consists of Messrs. Lane, Reddy, and Kalebic. This Committee is responsible for the review of the Company's operations and finances. Included within these responsibilities is the control and implementation of compensation policies and programs for the Company's senior executives. The Executive Committee met twelve times in 1998.

     There were five meetings of the Board of Directors during 1998. Each member of the Board attended at least 75% of all board and committee meetings of which the director was a member during the year.

                            DIRECTOR'S COMPENSATION

     Directors who are not employees of the Company receive an annual director's fee of $20,000 and are paid $1,000 for each Board meeting attended and $500 for each Audit Committee meeting attended. Employee directors receive $1,000 per meeting for attending regularly scheduled Board meetings. In addition, Thomas V. Kalebic receives an annual fee of $5,000 to compensate him for Board Committee participation and for the additional service he provides the Company as a member of its Executive Committee.

     Directors may elect to defer their annual and/or board meeting fees pursuant to a Phantom Stock Plan which was established by the Company in 1995. This Plan gives the Directors the ability to receive incentive compensation based on any appreciation of the common stock of the Company and on the dividends declared on such stock while the Directors remain in office. Management believes this Plan promotes a closer identity of interests between the Directors and the Company's shareholders.

     Any Director who elects to participate in the Plan receives Phantom Stock Units ("PSUS") in lieu of cash compensation for either or both of his annual director's or board meeting fees as he so chooses. PSUS received in lieu of the annual fee are credited as of the date of the Company's annual meeting of stockholders during the fiscal year in question. The number of PSUS credited is determined by dividing the amount of the annual fee by the average of the high and low prices at which the Company's common stock trades on the NASDAQ stock market on that date ("Value"). PSUS received in lieu of board meeting fees are credited to a Director's account at the Value on the day of the board meeting attended by the Director.

     Directors who maintain a PSUS account also receive Dividend Equivalents in a dollar amount equal to the cash dividend which the Director would have been entitled to receive if he had been the owner, on the record date for a dividend paid on the Company's common stock, of a number of shares of common stock equal to the total PSUS then credited to the Director's account. Dividend Equivalents are converted into PSUS and credited to the Director's PSUS account at the Value existing on the last day of each fiscal year.

     A participating Director may only redeem his PSUS account through a lump sum cash payment within thirty (30) days after he ceases to be a member of the Board, and his rights under the Plan may not be assigned, encumbered or otherwise transferred except to a designated beneficiary in the event of the death of a participant. PSUS have no voting or other shareholder rights attached to them and the Company's obligation to redeem any PSUS is unsecured.

     At December 31, 1998, the PSUS account balances for the following named Directors were:

                                                                              PHANTOM STOCK UNIT
                                                                                ACCOUNT BALANCE
                                                PHANTOM STOCK UNITS            DECEMBER 31, 1998
                  DIRECTOR                        EARNED IN 1998       (IN TOTAL UNITS)    ($ VALUE (1))
                  --------                      -------------------    ----------------    -------------
William N. Lane, III........................          153.270               799.751            29,791
George V. Bayly.............................          475.589               475.589            17,716
Richard U. DeSchutter.......................          790.791             1,668.697            62,159
Theodore Dimitriou..........................          837.840             3,073.970           114,505
Thomas V. Kalebic...........................          780.231             3,083.440           114,858
James A. Miller.............................          696.133             1,049.478            39,093
Arthur C. Nielsen, Jr.......................          830.840             2,495.025            92,940
Govi C. Reddy...............................          155.268               892.254            33,236
Robert J. Stucker...........................          779.231             2,991.004           111,415

---------------
(1) Based on $37.25 Value.

                 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
                    PARTICIPATION IN COMPENSATION DECISIONS

     During 1998 and currently, Mr. Kalebic, a member of the Company's Executive Committee, served as an officer and director of Lane Industries, Inc. of which William N. Lane, III, the Company's Chairman is also the Chairman and Chief Executive Officer (see notes (f) and (i) to Election of Directors and Transactions with Management).

     During 1998 and currently, Mr. Lane has acted as Chairman of the Compensation Committee of the Board of Directors of Wallace Computer Services, Inc. of which Mr. Theodore Dimitriou, a Director of the Company, was Chairman of the Board during a portion of that year.

     During 1998, executive officer compensation matters were principally decided by the Company's Executive Committee of the Board of Directors with the Board in whole having oversight authority. The Executive Committee and the Board also considered recommendations made by the Stock Option Plan Administrative Committee, whose members are currently Mr. Dimitriou, Mr. Rothwell and Mr. Miller, with respect to stock option matters. As members of the Company's Board and its Executive Committee, Messrs. Lane and Reddy participated in deliberations concerning their own compensation and the compensation of the other executive officers of the Company.

                     EXECUTIVE OFFICERS OF THE COMPANY (1)

               NAME AND AGE                                       TITLE
               ------------                                       -----
William N. Lane, III, 55..................  Chairman
Govi C. Reddy, 54.........................  President and Chief Executive Officer
Richard R. Gilbert, 44....................  Group President, Office Products
Elliott L. Smith, 64......................  Group President, Document Finishing
Robert O'Connor, 59.......................  Group President, Films
Walter M. Hebb, 59........................  Senior Vice President, Strategic Planning/Business
                                            Development
Govind K. Arora, 50.......................  Vice President, Worldwide Manufacturing and
                                            Logistics
William R. Chambers, Jr., 44..............  Vice President & Chief Financial Officer
Steven Rubin, 51..........................  Vice President, Secretary and General Counsel
Wally G. Schnell, Jr., 53.................  Vice President, Business Technology
Perry S. Zukowski, 40.....................  Vice President, Human Resources

---------------
(1) All of the above-named officers have been actively engaged in the business of the Company as Company employees for the past five years, in the capacity indicated above or in a substantially similar capacity, except: Govi C. Reddy, who before being named President and Chief Executive Officer on January 1, 1995 had been employed by the Company in various management positions since July, 1978 the most recent of which was Senior Vice President, Subsidiary Operations and President of the Company's Film Products division; Richard R. Gilbert, who was hired by the Company in January, 1997 upon the Company's acquisition of the assets and business of the Quartet Manufacturing Company, a manufacturer of visual presentation products, where he had been Quartet's President for more than the past five years; Robert J. O'Connor, who before being elected to this position in 1999 held general and sales management positions with the Company's Films Division for more than the past five years; Walter M. Hebb, who had served as the Company's Senior Vice President, Corporate Development prior to his appointment to the position of Senior Vice President, Asia Pacific in July, 1995 for which he served until appointed to this position in January, 1998; Elliott L. Smith, who before being named to this position on April 1, 1998 had been the Company's Executive Vice President for more than the past five years; William R. Chambers, who before being named to this position in August, 1997 had been the Company's Director of Manufacturing Development since November, 1995 and prior to that time was the owner and chief executive officer of a custom exhibit manufacturing and service company; Govind K. Arora, who before being elected to his position in 1999 had held various manufacturing management positions with the Company for more than the past five years; Wally G. Schnell, Jr., who before joining the Company in February, 1997 had been the Managing Director of SHL Systemhouse, a systems integration and outsourcing firm since April, 1995, and prior to that time had been the Director of Information Services for Wallace Computer Services, a business forms and computer service and supply business for more than five years; and Perry S. Zukowski, who before being named to this position in March, 1998 had been the Company's Asst. Vice President, Human Resources since March, 1997 and for the four years prior to that had been Asst. Treasurer & Risk Management Director for Lane Industries, Inc.

    There is no family relationship between any of the above named officers. All officers are elected for a one-year term by the Board of Directors or until reelected.

         BOARD EXECUTIVE COMMITTEE AND STOCK OPTION PLAN ADMINISTRATIVE
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In 1998, the Executive Committee of the Board of Directors approved the compensation policies and programs of the Company as they pertained to the Company's executive officers, with the Board having oversight responsibility on these issues. This Committee will also bear this responsibility for the year 1999. The members of the Executive Committee were Messrs. Kalebic, Lane and Reddy. Mr. Lane and Mr. Reddy are current officers and employees of the Company.

     The Company and the Committee have maintained the philosophy that executive officer compensation should be directly and materially linked to operating performance. Thus, executive officer compensation is heavily weighted towards bonuses paid on the basis of both corporate and personal performance and the growth in wealth that can be achieved through the exercise of options in the Company's common stock. Therefore, in years when the Company has had excellent earnings growth, such as in 1997, its executive officers have been justly rewarded. In years when the Company has not had excellent earnings growth, such as in 1998, executive officer compensation has suffered.

     The principal components of the compensation package for executive officers of the Company are salary, bonus, and stock options. The Committee believes that the compensation packages for the CEO and other executive officers are typical of other companies of the same general size and necessary to attract, properly motivate and retain a quality management team which will best serve the interests of the stockholders.

     Based on information provided in various compensation surveys subscribed to and received by the Company, the salaries of the CEO individually and of all other executive officers are approved by the Committee. The Committee believes, based on this information, that the salaries paid in 1998 to Mr. Reddy and the other executive officers, as well as their current salaries, are near the median of the average base salaries for executive officers of other comparable sized companies.

     Senior executive compensation is most closely related to corporate performance through awards made under the Management Incentive Compensation Plan (the "MIC Plan") and grants of options under the Company's 1989 Stock Option Plan. Under the MIC Plan participants can earn a bonus award, subject to minor adjustments, of up to 80% of annual salary.

     The amount of bonus awarded under the MIC Plan is based on a combination of achieving certain annual corporate objectives as well as individual performance objectives. In 1998 and again for 1999, the corporate performance objective is based on attaining a certain earnings per share ("EPS") level. In 1998, the Company did not achieve EPS that was within a range that had been targeted by the Committee and the Board of Directors. Thus, Mr. Reddy and several other executive officers did not receive a MIC Plan bonus for the year 1998. Messrs. Gilbert and O'Connor received MIC Plan bonuses because their operating units achieved operating income and other performance standards to which their awards were tied.

     The Committee also strongly believes that the granting of stock options to the CEO and the other senior executives should be an integral portion of over-all executive compensation. The opportunity to provide wealth to the executive group through the growth in value of the Company's Common Stock is an integral means of aligning the interest of management with stockholders and helps focus the attention of management on the long-term success of the Company. Options are granted to the CEO and the other executive officers on a periodic basis by the Stock Option Plan Administrative Committee.

Options awarded during 1998 reflect continuation of this policy through intermittent grants to the CEO and other executive officers based on their relative levels of compensation and responsibilities. In 1996, following review of input received from management and its compensation consultant, the Board of Directors adopted and the Shareholders approved an amendment and restatement of the 1989 Stock Option Plan to enable the Stock Option Plan Administrative Committee to grant longer term, performance-related options related to the achievement of the Company's multi-year performance targets. With respect to the performance related options that were granted in 1996 the Administrative Committee has determined that the Company achieved ninety percent of its performance targets for the three fiscal years ending December 31, 1998. As a result it has accelerated the exercisability of ninety percent of the performance-related options granted in 1996. Thus, Mr. Reddy has now vested in options to acquire 32,400 shares of the Company's common stock at an exercise price of $23 each, of which 16,200 options are currently exercisable and an additional 16,200 options will become exercisable in March, 2000.

     To further enhance the aligning of management interest with that of the Stockholders, the Committee and the Board implemented an executive stock ownership program effective January 1, 1994. Under the terms of this program, the Company's senior officers, as well as certain other members of management, are encouraged to acquire and maintain a certain level of ownership of the Company's Common Stock. The level of required ownership call for ranges from a number of shares in value equal to or greater than one times annual salary for those employees with a salary level of $149,999 and below to two and one-half times salary for those employees with a salary level of $300,000 or above. Depending on length of service, an employee will have from five to seven years to attain their desired ownership levels, however, the Committee will monitor annually the progress being made by the employee to reach such level. If the Committee is not satisfied with the progress of share acquisition by any employee it could elect to recommend a reduction in future stock option grants to the affected employees by the Stock Option Plan Administrative Committee.

     Sec. 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to executive officers named in the Senior Executive Compensation Table that follows to $1 million, unless certain requirements are met. The Committee has determined not to modify the MIC Plan or any of the Company's other compensation programs at this time since compensation paid to executive officers under the current company programs would be less than the $1 million limit. In the future, the Committee will periodically review the necessity of modifying the compensation programs for executive officers so that the corporate tax deduction is maximized, however, it will retain the flexibility to not make such modifications when it deems such action to be in the best interests of the Company and its shareholders.

The Executive Committee  The Stock Option Plan
  Thomas V. Kalebic      Administrative Committee
  William N. Lane, III   Theodore Dimitriou
  Govi C. Reddy            Warren R. Rothwell
                           James A. Miller

                         SENIOR EXECUTIVE COMPENSATION

     The following table shows the compensation paid and accrued by the Company during the last fiscal year to each of its five highest paid senior executives, including the Chief Executive Officer.

                                                                               LONG TERM
                                                                              COMPENSATION                        TOTAL
                                               ANNUAL COMPENSATION               AWARDS                        COMPENSATION
                                       ------------------------------------      ------                        ------------
                                                             OTHER ANNUAL       OPTIONS/        ALL OTHER       (TOTAL OF
           NAME AND                    SALARY    BONUS(1)   COMPENSATION(2)       SARS       COMPENSATION(3)     COLUMNS
      PRINCIPAL POSITION        YEAR   ($)(A)     ($)(B)        ($)(C)            (#)            ($)(D)          A-D)($)
      ------------------        ----   ------    --------   ---------------     --------     ---------------    ---------
William N. Lane, III..........  1998   252,115        --            --           55,000          16,520          268,635
  Chairman of the Board         1997   230,000   115,000            --           15,000          11,700          356,700
                                1996   229,991   161,000            --           60,000          11,250          402,241
Govi C. Reddy.................  1998   571,158        --        10,922           47,000          35,827          617,907
  President and Chief           1997   450,609   225,004        14,264           12,000          11,700          701,577
  Executive Officer             1996   350,012   262,500        13,060           48,000          11,250          636,822
Richard R. Gilbert............  1998   413,857(5) 125,000           --           16,000          14,846          553,703
  Group President,              1997   360,000   180,000            --               --          14,400(6)       554,400
  Office Products(4)
Elliott L. Smith..............  1998   301,026        --         9,470           15,000          19,135          329,631
  Group President,              1997   245,342   124,204         9,638            5,000          11,700          390,884
  Document Finishing            1996   228,385   119,902         9,371           17,000          11,250          368,908
Robert O'Connor...............  1998   192,308    51,923           589            6,000           9,608          254,428
  Group President, Films

---------------
(1) Annual bonus amounts are earned and accrued during the fiscal years indicated, and paid subsequent to the end of such year.

(2) The above named individuals receive certain non-cash personal benefits, the aggregate cost of which to the Company are below applicable reporting thresholds. The amounts included in this column represent the amounts reimbursed to the named individuals for income taxes attributable to such personal benefits.

(3) Unless otherwise noted below, these amounts represent contributions by the Company to the Company's 401-K Savings and Retirement Plan on behalf of the named individuals and to their respective accounts established pursuant to the Company's non-tax qualified Supplemental Deferred Compensation Plan.

(4) Mr. Gilbert assumed this position on March 1, 1999. The income he earned in 1998 and 1997 was as President of the Company's Quartet Manufacturing Co. Division.

(5) Mr. Gilbert was hired by the Company in January, 1997 in connection with the Company's acquisition of the business and assets of The Quartet Manufacturing Company. As part of that transaction, Mr. Gilbert entered into a non-competition agreement with the Company for which the Company is paying Mr. Gilbert $10,000 per month. The Company's obligation under this non-competition agreement ceases on either January 15, 2000 or the date upon which the employment by the Company of Mr. Gilbert terminates, whichever first occurs. The non-competition obligations of Mr. Gilbert continue for a period of three years following any termination of his employment with the Company. The non-competition consideration paid to Mr. Gilbert is treated as base compensation in addition to his salary for purposes of any award earned pursuant to the Company's Management Incentive Compensation Plan and is included as salary in the Compensation Table.

(6) Represents a $9,000 bonus paid to Mr. Gilbert in lieu of retirement plan payments and a $5,400 Company contribution to his 401-K Savings and Retirement Plan account.

     During the year 1998 Mr. Howard B. Green acted as the Company's Group President, Office Products, a position from which he resigned as of March 1, 1999. For the year 1998, Mr. Green was paid a total of $349,380 in base salary and received an MIC bonus for the year 1998 in the amount of $135,000. He also received $204,000 as non-competition consideration pursuant to an agreement similar to that of Mr. Gilbert's described in footnote (5) above. The Company contributed a total of $78,789 to Mr. Green's 401-K Savings and Supplemental Deferred Compensation Plan accounts for the year 1998.

                                RETIREMENT PLAN

     The Company maintains a Guaranteed Retirement Income Plan ("GRIP") covering all employees who participated in the Company's Profit Sharing Plan through December 31, 1995. GRIP provides in pertinent part for annual retirement benefits at age 65 after 30 years of benefit service equal to 50% of the average of the five highest consecutive years of compensation out of the last ten years worked. The retirement benefit is reduced by the annual income which would be provided by the purchase or funding of an annuity with the balance in the employee's retirement account under the Profit Sharing Plan and by 50% of the primary social security benefit payable at age 65. The amount of the retirement benefit and the social security offset are proportionately reduced for benefit service of less than 30 years. No benefit is payable, except in certain circumstances, to anyone with less than seven years participation in the Profit Sharing Plan. All benefits accruing and earned under GRIP for plan participants were frozen at the end of 1995 in connection with the Company's conversion of its Profit Sharing Plan to a 401-K Savings Plan. As a result, no GRIP participant can accrue any additional plan benefits while GRIP remains frozen.

     No contribution was made by the Company in 1998 for GRIP because the Plan has been actuarially determined to be currently overfunded with respect to any Plan liability to participants.

     All of the individuals listed in the cash compensation table presently participate in GRIP other than Mr. Gilbert. For those individuals listed in the cash compensation table, their respective years of benefit service as of December 31, 1998 were as follows:

                                                              YEARS OF
                      INDIVIDUAL                           BENEFIT SERVICE
                      ----------                           ---------------
William N. Lane, III...................................          29
Govi C. Reddy..........................................          17
Elliott L. Smith.......................................           9
Robert O'Connor........................................          20

     Upon reaching age 65 the only individual named in the cash compensation table entitled to receive a GRIP benefit would be Mr. Smith and that benefit would be $556 per month.

                            STOCK OPTION INFORMATION

     The following table sets forth the details of options granted to the individuals listed in the Senior Executive Compensation Table during 1998. The second table in this section sets forth certain information with respect to options exercised by those individuals in 1998 as well as the value of their unexercised options at the end of the year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS

                                          PERCENT OF
                            NUMBER OF       TOTAL
                            SECURITIES     OPTIONS/
                            UNDERLYING      SAR'S
                             OPTIONS/     GRANTED TO
                              SAR'S       EMPLOYEES     EXERCISE OR                     GRANT DATE
                             GRANTED      IN FISCAL     BASE PRICE     EXPIRATION    PRESENT VALUE(3)
           NAME                (#)           YEAR        ($/SHARE)        DATE             ($)
           ----             ----------    ----------    -----------    ----------    ----------------
William N. Lane, III......  15,000(1)        15.7          30.00         1/4/06          201,150
                            40,000(2)        23.5          30.00         1/4/08          536,400
Govi C. Reddy.............  12,000(1)        12.6          30.00         1/4/06          160,920
                            35,000(2)        20.6          30.00         1/4/08          469,350
Richard R. Gilbert........   6,000(1)         6.3          30.00         1/4/06           80,460
                            10,000(2)         5.9          30.00         1/4/08          134,100
Elliott L. Smith..........   5,000(1)         5.3          30.00         1/4/06           67,050
                            10,000(2)         5.9          30.00         1/4/08          134,100
Robert O'Connor...........   1,000(1)         1.0          30.00         1/4/06           13,410
                             5,000(2)         2.9          30.00         1/4/08           67,050

---------------
(1) All options granted to the named individuals were granted under the Company's 1989 Stock Option Plan on January 5, 1998. Twenty-five percent (25%) of each option first became exercisable one (1) year after the respective grant date. Only twenty-five percent (25%) of an initial option grant may be exercised during any one (1) year period commencing with the anniversary date of an option grant. All of these options were granted with an exercise price equal to the closing price of the Company's Common Stock after trading on the grant date in the NASDAQ stock market. No SARs were granted in connection with these option grants.

(2) Long-term performance options granted on January 5, 1998. The options vest in full on July 5, 2007 and expire on January 4, 2008, subject to earlier vesting at the discretion of the Stock Option Plan Administrative Committee in the event certain levels of revenue growth, return on equity and growth in earnings per share of Common Stock are attained by the Company over a three-year period ending December 31, 2001. To the extent options become exercisable as a result of such performance, 50% of those options will be exercisable on January 5, 2002 and 50% on January 5, 2003, in each case to be exercised within four years of such date. The options will expire in the event the optionee's employment terminates, except in certain circumstances in the event of retirement, disability, death or involuntary termination without cause. If retirement, disability or death occurs during the three-year performance period, a pro rata portion of the option will remain outstanding until the end of the performance period at which time it will vest to the extent performance measures are attained and will be exercisable through January 5, 2003. If termination of employment occurs after the option has become exercisable, then the option may be exercised for a period of one year following such termination of employment due to death, disability or retirement, or three months in the event of involuntary termination without cause. All of these options were granted with an exercise price equal to the closing price of the Company's Common Stock after trading on the grant date in the NASDAQ stock market. No SAR's were granted in connection with these option grants.

(3) Based on the Black-Scholes stock option pricing model. The following assumptions were made for purposes of calculating the Grant Date Present
    Value: the option term is assumed to be eight years; volatility at 37.45; a dividend yield of 1.47%; and, a risk free interest rate of 5.6%. The actual value, if any, a named individual may realize will depend on the market value of the underlying shares at the time the option is exercised, so there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing stock options.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                          AND FY-END OPTION/SAR VALUES

                                                                               VALUE OF
                                                           NUMBER OF          UNEXERCISED
                                                          UNEXERCISED        IN-THE-MONEY
                               SHARES                       OPTIONS/         OPTIONS/SARS
                              ACQUIRED                      SAR'S AT         AT FY-END(2)
                                 ON          VALUE           FY-END          EXERCISABLE/
                              EXERCISE    REALIZED(1)     EXERCISABLE/       UNEXERCISABLE
            NAME                (#)           ($)        UNEXERCISABLE            ($)
            ----              --------    -----------    -------------       -------------
William N. Lane, III........       --            --      19,500/144,500    325,469/1,750,157
Govi C. Reddy...............   15,650       178,400       3,000/108,900     22,500/1,423,626
Elliott L. Smith............    3,000        41,781        5,500/37,500      414,407/424,000
Robert O'Connor.............    1,000        14,188          750/16,750        6,516/192,736
Richard R. Gilbert..........       --            --            0/16,000            0/116,000

---------------
(1) Value realized represents the difference between the option exercise price and the fair market value of the Company's Common Stock on the date the option was exercised.
(2) Based on fair market value of $37.25 per Common Share on December 31, 1998.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the NASDAQ Composite Index and a peer group consisting of other companies that manufacture and sell office products.
PERFORMANCE GRAPH

              -----------------------------------------------------------------------------------
                                               12/93   12/94   12/95   12/96   12/97   12/98
              -----------------------------------------------------------------------------------
               General Binding Corporation      100     126     131     200     204     257
              -----------------------------------------------------------------------------------
               Peer Group                       100      91     137     159     203     187
              -----------------------------------------------------------------------------------
               NASDAQ Total Return Index        100      98     138     170     209     293
              -----------------------------------------------------------------------------------

     The peer group used in the preceding graph consists of the Company, The Standard Register Company, Tab Products Co., Ennis Business Forms, Inc., Hunt Manufacturing Co., A.T. Cross Company, Dixon Ticonderoga Company, Smith Corona Corporation, Gradco Systems, Inc.(1), Day Runner, Inc., Varitronic Systems, Inc.(1), United Stationers Inc., and Duplex Products Inc.(1)

                          TRANSACTIONS WITH MANAGEMENT

     In 1978 the Company implemented a Recapitalization Plan which had been previously approved by the stockholders. As part of the Plan the Company entered into an agreement with Lane Industries, Inc., providing for the sharing of Federal income tax savings, if any, between the Company and Lane Industries, Inc., resulting from the filing of consolidated Federal income tax returns. In 1998 the Company made $7,500,000 in payments pursuant to this Agreement which represented the Company's portion of its tax liability under this Agreement.

     In 1985 the Company entered into an Agreement with Lane Industries, Inc. providing for the sharing of state income tax savings, if any, realized by filing unitary state tax returns on a combined basis with Lane Industries, Inc. In 1998 the Company received $3,627,300 from Lane Industries, Inc. which represented the Company's share of such savings for that year.

---------------
1 Public trading of shares ceased during the year 1996

Certain Lane Industries, Inc. personnel perform federal and state income tax planning, legal, risk management, acquisition due diligence and finance services for the Company. In 1998 and the first two months of 1999, the Company has paid $1,821,155 to Lane Industries, Inc. for these and related support services and facilities costs. Management of the Company believes that these costs are reasonable and fair and that the expense incurred is less than the expense the Company would incur for employing its own personnel with comparable levels of skill and experience to perform these services.

     The Company makes reservations for business travel and accommodations through a travel agency which is controlled by Lane Industries, Inc. The Company pays the rates charged by the various carriers, hotels and car rental companies which in turn pay commissions to this travel agency. The Company booked approximately $1,263,000 of business travel and accommodations through such travel agency in 1998 and the first two months of 1999.

     At certain times in 1998 the Company used jet aircraft, the ownership of which was controlled by Lane Industries, Inc. When using this aircraft the Company pays a mileage and usage rate which is comparable to rates charged by other private business aircraft operators. In 1998 the Company paid Lane Industries, Inc. $121,000 for the use of the jet aircraft.

     On October 20, 1997, in anticipation of needing Swiss francs to complete its purchase of Ibico AG, the Company agreed to purchase 20 million Swiss francs from Lane Investment Limited Partnership ("LILP"), of which Lane Industries, Inc. is the General Partner, at a cost of approximately $13,829,000. The price paid for the Swiss francs was based on the mid-point between the bid and ask forward exchange rates for April 30, 1998, the date the francs were to be delivered to the Company, as established on the contract date by the Bank of New York. The delivery date of the purchase was subsequently changed to February 27, 1998 to coincide with the scheduled closing date of the Ibico AG transaction. On the delivery date, the Company paid LILP approximately $13,831,200 to acquire the Swiss francs, reflecting the average foreign currency exchange rates on that date. The Swiss francs acquired by the Company were paid to Ibico AG by the Company as part of the purchase price consideration and were in turn used by Ibico AG to repay a pre-closing loan made by LILP to Ibico AG. The Company believes that it paid a lesser amount to LILP for the delivery of the foreign currency than it would have paid in a comparable arms-length open market transaction.

     On February 26 and 27, 1998, the Company borrowed a total of $60,000,000 from Lane Industries, Inc. The proceeds of these borrowings were used to help finance the purchase of Ibico AG. The notes issued by the Company for this loan were issued pursuant to a Note Purchase Agreement entered into with Lane Industries, Inc. on February 25, 1998 (the "Loan Agreement"). The Loan Agreement provided, in pertinent part, that (i) the Company could borrow up to $100,000,000 from Lane Industries at any time prior to April 30, 1998; (ii) that all borrowings were subordinated to any other indebtedness of the Company; (iii) that all borrowings would bear interest at a rate per annum that floats with the London Interbank Offered Rate for three month loans as published by The Wall Street Journal plus a 2% margin through May 26, 1998 and margins ranging from 4% to 8% thereafter; and, (iv) that all borrowings, unless prepaid, would be due on April 14, 2002. The borrowings under the Loan Agreement and all interest due was repaid to Lane Industries Inc. by the Company on May 27, 1998. The Company believes that the costs to the Company in connection with the Loan Agreement were lower than those that would have been incurred in a comparable arms-length open market transaction.

     In December, 1998 the Company sold 11.9 acres of real estate located in Northbrook, Illinois to Lane Industries, Inc. for a total gross purchase price of approximately $4,153,000. The property sold was the site of the Company's former main manufacturing facility which had been closed down as part of a manufacturing plant rationalization strategy. The sale price was based on the higher of two appraisals made on the property by independent MAI real estate appraisers. The transaction was reviewed prior to consummation by all of the disinterested members of the Board of Directors at a meeting held on August 7, 1998 at which time those Directors determined that the transaction was fair to the Company and in the best interests of the stockholders.

     In January, 1998 the Company purchased for treasury purposes 4,500 shares of its common stock from Rudolph Grua, one of the Company's Directors. These shares were purchased at a price of $30.5625 each. In June, 1998, the Company purchased for treasury purposes 5,062 shares of its common stock from Mr. Grua at a price of $33.625 each. The price paid for both of these transactions was equal to the average price of the Company's common stock for trades reported on the NASDAQ stock market on the date the transaction took place.

                        PROPOSAL TO RATIFY SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, on the recommendation of the Audit Committee, has selected Arthur Andersen & Co. as independent public accountants to make an audit of the accounts of the Company for the year 1999. If this selection is not ratified, the Board of Directors will reconsider its selection.

     The firm of Arthur Andersen & Co. has audited the books of the Company and its predecessor annually since 1948, has offices in or convenient to most of the locations in the United States and foreign countries where the Company operates, and is considered to be well qualified. The Company has been advised by Arthur Andersen & Co. that neither the firm nor any of its partners has any financial interest, either direct or indirect in the Company or any of its subsidiaries. Representatives of Arthur Andersen & Co. will be present at the annual meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN & CO. AS INDEPENDENT PUBLIC ACCOUNTANTS.

                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder which is to be presented at the annual meeting to be held in 2000 must be received at the Company's offices in Northbrook, Illinois not later than December 9, 1999 in order to be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be presented for consideration at the meeting. Should any other matter requiring stockholders' action or approval be presented to the meeting, it is the intention of the proxy holders named in the enclosed form of proxy to take such action as shall be in accordance with their best judgment in the interest of the Company.

                                         By order of the Board of Directors
                                         /s/ Steven Rubin

                                         STEVEN RUBIN
                                         Vice President, Secretary
                                           and General Counsel

Northbrook, Illinois
March 31, 1999

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR 1998 HAS BEEN MAILED TO ALL STOCKHOLDERS. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL.

PROXY                   GENERAL BINDING CORPORATION                     PROXY
                  ONE GBC PLAZA, NORTHBROOK, ILLINOIS  60062
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints William N. Lane, III, Robert J. Stucker and Govi C. Reddy, or any other them, with full power of substitution, to represent and to vote as designated on the reverse side, all the shares of General Binding Corporation held of record by the undersigned on March 17, 1999, at the annual meeting of stockholders to be held on May 4, 1999, or at any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND PROPOSAL 2.

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE RETURN ENVELOPE.

                 (Continued and to be signed on reverse side)


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                                                    GENERAL BINDING CORPORATION
                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /


[                                                                                                                                ]

                                            For All
1. ELECTION OF DIRECTORS    For   Withheld  Except Nominees written below   2. Ratification of the appointment  For  Against Abstain
   G.V. Baly,               / /     / /         / /                            of Arthur Andersen & Co. as      / /    / /    / /
   R. U. DeSchutter,                                  -------------------      independent public accountants
   T. Dimitriou, E.S. Harshfield                       Nominee Exception       for the fiscal year 1999.
   T. V. Kalebic,
   J. A. Miller,                                                            3. In their discretion upon such other matters as may
   W. N. Lane, III,                                                            properly come before the meeting or any adjournment
   R. J. Stucker                                                               or adjournmemrs thereof.
   A. C. Nielsen, Jr.,
   G. C. Reddy and                                                             The undersigned hereby revokes any proxy or proxies
   W. R. Rothwell                                                              heretofore given to vote upon or act with respect to
                                                                               said stock and hereby ratifies and confirms all that
                                                                               said proxies and substitutes, or any of them, may
                                                                               do by virtue thereof.

                                                                               [ ] I (we) shall attend the meeting.
                                                                               [ ] I (we) shall not attend the meeting.




Signature ________________________________________ Signature if held jointly _______________________________ Dated: _________, 1999
Please sign exactly as name appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give full title.  If stock is held in the name of more than one person, all named holders must sign the proxy.
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